THE SECURITIES REPRESENTED BY THIS INSTRUMENT AND THE SHARES ISSUABLE ON EXERCISE OF THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

January 11, 2010

$_________ San Francisco, California

1.  Principal and Interest.

1.1

FOR VALUE RECEIVED, Simple Earth, Inc., a California corporation (the "Company"), hereby promises to pay to ____________("Lender") the principal sum of ________________ on the earlier of December 31, 2015 (“Due Date”) or upon Lender's demand made any time after December 31, 2012 (“Demand Date”) at the offices of the Company, or at such other address as Lender may specify in writing, unless converted into shares of the Company’s Common Stock as provided for in Section 1.3 below.  If no demand or conversion shall be made or occur prior to December 31, 2015, principal of this note shall on such date be due and payable in full, together with all interest accrued but unpaid as of such date.

1.2  Interest on this Note shall be payable as follows:

   a)  Mandatory Interest:  Mandatory Interest shall accrue at the rate of fourteen percent (14%) simple interest from the date hereof until the date principal is paid or converted as provided herein. Mandatory Interest shall be payable in arrears on or before the tenth (10th) day of each month, commencing March 1, 2010, and continuing each month until principal is paid in full, or until this Note is converted, whichever shall first occur;  and

  b) Bonus Interest:  In addition to Mandatory Interest, the Company shall pay Lender Bonus Interest for each complete calendar year this Note is outstanding, beginning in 2010, in the amount which shall be equal to TWO percent (2.00%) of the Company’s Earnings Before Interest, Depreciation, Taxes and Amortization (“EBIDTA”), if any, for each calendar year.

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EBIDTA shall be computed on the basis of Generally Accepted Accounting Principles consistently applied as determined by the Company’s auditor appointed for the applicable calendar year.   Bonus interest shall be payable on or before March 15 of the year following the year for which Bonus Interest is being calculated.

1.3

The Lender may elect, in its sole discretion, to convert the principal amount of this Note (the “Conversion”) into shares of the Company’s Common Stock.  The number of shares issuable upon conversion of this Note shall be _______________, subject to adjustment for any stock split, reverse stock split or other similar event affecting the Company’s Common Stock (the “Conversion Shares”), which shall be equal to ____ percent (___%) of the Company’s issued and outstanding Common Stock as of the Completion Date (as defined in the Sale Agreement).  The price per share of the Conversion Shares shall be Two Dollars Seventy Cents ($2.70).

Upon the Conversion, Lender shall tender this Note to the Company for cancellation. Upon the Conversion, the Company shall pay to the Lender all accrued and unpaid interest on the principal amount of this Note in cash or by check.

1.4

The Company shall pay to the Lender, within Fifteen (15) days following the Demand Date or the Due Date, as applicable, the following amounts: (a) the then unpaid principal amount of this Note; and (b) all accrued and unpaid interest on the principal amount of this Note through the Demand Date or Due Date, as applicable; provided however that if on such date Bonus Interest has been accrued but is unpaid, such Bonus Interest shall be paid on or before the due date for such Bonus Interest as specified in paragraph 1.2(b) above.

1.5 In the event that the Lender elects to convert the principal of this Note into the Securities as provided for in Section 1.3 above, then the certificate representing such shares of the Company’s Common Stock shall be issued and delivered by the Company within fifteen (15) days of the Conversion to the Lender’s address on the Company’s records or to such other address as the Lender may designate in writing.

2.  Representations and Warranties of the Company.  The Company hereby covenants and agrees that the Conversion Shares which may be issued upon the Conversion will, upon issuance, be duly authorized and validly issued.

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3.  Representations and Warranties of the Lender.  The Lender hereby represents and warrants that:

3.1 Authorization.  The Lender has full power and authority to purchase this Note.

3.2 Purchase Entirely for Own Account. This Note is being issued to the Lender by the Company in reliance upon such Lender’s representation to the Company, which by such Lender’s execution of this Note, such Lender hereby confirms, that the Note to be issued to the Lender and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for such Lender's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Lender has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Note, the Lender further represents that such Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

3.3  Reliance Upon Lenders' Representations. The Lender understands that the Note, and the Securities acquired on conversion thereof, may not be, registered under the Securities Act on the ground that the sale of securities reflected by this Note and issuance of Securities upon conversion of the Note are exempt from registration under the Securities Act pursuant to section 4(2) thereof, and that the Company's reliance on such exemption is based on the Lenders' representations set forth herein.

3.4  Receipt of Information.  The Lender acknowledges and agrees that it has received all the information it considers necessary or appropriate for deciding whether to purchase the Note and Securities. The Lender further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Note and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

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3.5  Investment Experience. The Lender is experienced in evaluating and investing in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Note and the Securities to be issued upon conversion of the Note.   If other than an individual, Lender also represents it has not been organized for the purpose of acquiring the Notes or the Securities to be issued upon conversion of the Note.

3.6  Accredited Investor.

(a)  The term "Accredited Investor" as used herein refers to:

(i)  A person or entity who is a director or executive officer of the Company;

(ii)  Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a

  4

self-directed plan, with investment decisions made solely by persons that are accredited investors;

(iii)  Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(iv)  Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(v)  Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

(vi)  Any natural person who had an individual income in excess of $200,000 in each of the two (2) most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(vii)  Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; or

(viii)  Any entity in which all of the equity owners are accredited investors.

As used in this Section 3.6(a), the term "net worth" means the excess of total assets over total liabilities.  For the purpose of determining a person's net worth, the principal residence owned by an individual should be valued at fair market value, including the cost of improvements, net of current encumbrances.  As used in this Section 3.6(a), "income" means actual economic income, which may differ from adjusted gross income for income tax purposes.  Accordingly, the undersigned should consider whether it should add any or all of the following items to its adjusted gross income for income tax

  5

purposes in order to reflect more accurately its actual economic income:  any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, and alimony payments.

(b)  The Lender represents and warrants that except as otherwise disclosed to the Company, in writing, prior to its execution hereof, such Lender is either:

(i)  an Accredited Investor; or

(ii)  not an Accredited Investor and neither such Lender nor any beneficiary of any trust or any investment client for whose account such Lender is purchasing is a citizen or resident of the United States or Canada, or any state, territory or possession thereof, including but not limited to any estate of any such person, or any corporation, partnership, trust or other entity created or existing under the laws thereof, or any entity controlled or owned by any of the foregoing (a "U.S. Person").

3.7  Restricted Securities. The Lender understands that the Note (and the Securities to be issued upon conversion thereof) may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Note (or the Securities to be issued on conversion thereof) or an available exemption from registration under the Securities Act, the Note (and any Securities to be issued on conversion thereof) must be held indefinitely.  In particular, the Lender is aware that the Note (and any Securities to be issued on conversion thereof) may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met.  Among the conditions for use of Rule 144 is the availability of current information to the public about the Company.  Such information is not now available and the Company has no present plans to make such information available.

3.8  Legends.

To the extent applicable, each certificate or other document evidencing the Note or any Securities to be issued upon conversion thereof shall be endorsed with the legends set forth below, and the Lender covenants that, except to the extent such restrictions are waived by the Company, such

  6

Lender shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:

(a)  The following legend under the Act:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED."

(b)  In the case of a Lender that is not a U.S. Person and is not an Accredited Investor:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF PRIOR TO ONE YEAR FROM THE DATE OF THE CLOSING AT WHICH SUCH SHARES WERE PURCHASED, WITHIN THE UNITED STATES, CANADA, THEIR TERRITORIES AND POSSESSIONS OR ANY AREA SUBJECT TO THEIR JURISDICTION OR TO ANY CITIZEN OR RESIDENT OF THE UNITED STATES OR CANADA, OR ANY STATE, TERRITORY OR POSSESSION THEREOF, INCLUDING ANY ESTATE OF SUCH PERSON OR ANY CORPORATION, PARTNERSHIP, TRUST OR OTHER ENTITY CREATED OR EXISTING UNDER THE LAWS THEREOF, AND THEREAFTER MAY NOT BE SO TRANSFERRED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

4.  Attorney's Fees.  If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys' fees and costs incurred by the Lender.

5.  No Voting or Dividend Rights.  Nothing contained in

  7

this Note shall be construed as conferring upon the Lender hereof the right to vote or to consent or to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company.

6.  Assignment.  This note may be assigned, in whole but not in part, by the original Lender subject to the approval of such assignment by the Company’s Board of Directors, which consent shall not be reasonably withheld.  Upon such assignment the assignee thereof shall thereafter be deemed to be the Lender.

7.  Notices.  Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or three business days after deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

If to Lender:

____________________

____________________

____________________

If to Company:

_____________________

_____________________

_____________________

Each of the above addressees may change its address for purposes of this paragraph by giving to the other addressee notice of such new address in conformance with this paragraph.

8.  Governing Law.  This Note is being delivered in and shall be construed in accordance with the laws of the State of California, without regard to the conflicts of laws provisions thereof.

  8

IN WITNESS WHEREOF, Simple Earth, Inc. has caused this Note to be executed in its corporate name and this Note to be dated, issued and delivered, all on the date first above written.

SIMPLE EARTH, INC.

By

_________________

Scott Lantz, CEO

Lender- As to Paragraph Three Hereof:

_____________________________________

  9

  10

IN WITNESS WHEREOF, Simple Earth, Inc. has caused this Note to be executed in its corporate name and this Note to be dated, issued and delivered, all on the date first above written.

SIMPLE EARTH, INC.

By

COPY_________________

Scott Lantz, CEO

Lender- As to Paragraph Three Hereof:

_____________________________________

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  9

Simple Earth, Inc.

UP TO $1,000,000

CONVERTIBLE 14% PROMISSORY NOTES

SUBSCRIPTION AGREEMENT

This document should be read and responded to in its entirety.  (Please Type or Print in Ink)

Subscriber

Full Name:

___________________

___________________

Subscription Amount:

_______________

The exact spelling of the name(s) to be on the certificate representing the shares issued upon conversion:

Same as above

GENERAL INSTRUCTIONS FOR SUBSCRIBERS

IF, AFTER YOU HAVE CAREFULLY REVIEWED COMPANY'S CONFIDENTIAL DISCLOSURE DOCUMENTS (THE “DISCLOSURE DOCUMENTS”) AND ALL OTHER MATERIALS PROVIDED TO YOU BY SIMPLE EARTH, INC., (THE “COMPANY”), YOU WISH TO SUBSCRIBE TO PURCHASE THE COMPANY’S CONVERTIBLE

PROMISSORY NOTES (THE “NOTES”), PLEASE FOLLOW CAREFULLY THE INSTRUCTIONS BELOW.

THE INFORMATION REQUESTED IN THIS SUBSCRIPTION AGREEMENT IS REQUIRED IN CONNECTION WITH THE COMPANY’S INTENDED RELIANCE UPON CERTAIN EXEMPTIONS FROM THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF FEDERAL AND STATE SECURITIES LAWS.  SUBSCRIPTION AGREEMENTS THAT ARE MISSING REQUESTED INFORMATION AND/OR SIGNATURES CANNOT AND WILL NOT BE ACCEPTED UNLESS AND UNTIL SUCH INFORMATION AND/OR SIGNATURES ARE PROVIDED.  SUCH INFORMATION IS CONFIDENTIAL AND WILL NOT BE REVIEWED BY ANYONE OTHER THAN THE COMPANY AND ITS ADVISORS.

ALL SUBSCRIBERS:

Carefully read this Subscription Agreement.  Sections I - IV contain certain important notices, understandings as to certain matters, subscriber representations and warranties, and registration information.  These sections pertain to ALL SUBSCRIBERS.  Section V requests information regarding the financial condition and experience of prospective investors that are entities (“Entity Subscribers”, together with Subscribers who are individuals, “Subscribers”) and should be completed only by Entity Subscribers.

One copy of the Subscription Agreement must be filled out completely and signed by each Subscriber.  All parties involved in reviewing and evaluating your Subscription Agreement will be relying on the representations and warranties you make and on the information you supply.  Any Subscriber may be required to furnish additional information to enable the Company to determine whether the Subscriber is a qualified investor.

JOINT SUBSCRIBERS:

In the case of joint Subscribers, where such Subscribers are husband and wife or relatives and have the same principal residence, only the Subscriber primarily responsible for evaluating the investment and making the decision to invest must complete Section IV of this Agreement.  In the case of joint Subscribers who are not husband and wife or relatives or do not have the same principal residence, each joint Subscriber must complete a Subscription Agreement.  Joint Subscribers must take title to the Shares jointly and shall supply instructions to the Company as to the form of ownership desired.

ENTITY SUBSCRIBERS:

The Company may request that each Entity Subscriber submit with its Subscription Agreement the form of certificate corresponding to its form of organization together with a copy of its most recent financial statements.  The Company reserves the right to require, at its sole discretion, an opinion of legal counsel from any Entity Subscriber.

When used herein, the terms “I”, “you”, “your” and “the undersigned” shall mean the Subscriber executing this Agreement below.

I.

IMPORTANT NOTICES CONCERNING THE OFFERING

There is no minimum funding in this Offering; the total Offering, if fully subscribed, is for one million dollars ($1,000,000).  The minimum investment by any one subscriber is $50,000, however, the Company reserves the right to accept subscriptions for lesser amounts in its sole discretion.

THE NOTES, AND THE SECURITIES ISSUABLE UPON CONVERSION OF THE NOTES, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE “BLUE SKY” OR SECURITIES LAWS.  THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS AND WILL NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SAID LAWS.  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THIS OFFERING INVOLVES A NUMBER OF MATERIAL RISKS.  THESE RISKS INCLUDE: THE RISKS COMMONLY ASSOCIATED WITH EARLY STAGE COMPANIES WHICH HAVE NOT ESTABLISHED SIGNIFICANT RECURRING REVENUES; THE FACT THAT THE COMPANY’S COMPETITORS ARE HUGE AND WELL-ESTABLISHED PAPER MANUFACTURERS WITH ESSENTIALLY UNLIMITED RESOURCES; THE COMPANY’S DEPENDENCE UPON ITS ABILITY TO RAISE ADDITIONAL CAPITAL; AND THE RISKS ASSOCIATED WITH PRODUCTS THAT HAVE NOT YET BEEN TESTED IN THE MARKET.  IN ADDITION, THERE MAY BE A NUMBER OF OTHER MATERIAL RISKS TO OUR BUSINESS, AND YOUR INTEREST IN OUR BUSINESS.  PLEASE REFER TO THE DISCLOSURE DOCUMENTS FOR ADDITIONAL RISKS KNOWN TO THE COMPANY, AND A FULLER DESCRIPTION OF SUCH RISKS.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

THERE CURRENTLY IS NO TRADING MARKET FOR THE SECURITIES OF THE COMPANY, AND NONE IS EXPECTED TO DEVELOP FOLLOWING THIS OFFERING.  SUBSCRIBERS MUST BE ABLE TO BEAR THE ECONOMIC RISK OF THE INVESTMENT FOR AN INDEFINITE PERIOD OF TIME, BECAUSE THE SECURITIES CANNOT BE SOLD OR TRANSFERRED EXCEPT AS PERMITTED BY THE SECURITIES ACT AND APPLICABLE PROVISIONS OF STATE SECURITIES LAWS.  IF, AS A RESULT OF SOME CHANGE OF CIRCUMSTANCES ARISING FROM AN EVENT NOT NOW IN CONTEMPLATION, OR FOR ANY OTHER REASON, AN INVESTOR WISHES TO TRANSFER HIS OR HER SECURITIES, SUCH INVESTOR MAY FIND NO MARKET FOR THOSE SECURITIES.

PRIOR TO THE ISSUANCE OF ANY SECURITIES, SUBSCRIBERS SHALL BE GIVEN THE OPPORTUNITY TO ASK QUESTIONS AND RECEIVE ANSWERS CONCERNING ANY ASPECT OF THE INVESTMENT, AND TO OBTAIN ANY ADDITIONAL INFORMATION, TO THE EXTENT THE COMPANY POSSESSES SUCH INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE, NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION CONTAINED IN THE DISCLOSURE DOCUMENTS OR IN ANY OTHER MATERIAL PROVIDED TO THE SUBSCRIBER BY THE COMPANY.

SUBSCRIBERS ARE NOT TO CONSTRUE THE CONTENTS OF THIS SUBSCRIPTION AGREEMENT AS LEGAL, TAX OR INVESTMENT ADVICE.  EACH INVESTOR SHOULD CONSULT HIS, HER OR ITS OWN LEGAL COUNSEL, ACCOUNTANT OR BUSINESS ADVISOR AS TO LEGAL, TAX AND RELATED MATTERS CONCERNING A POSSIBLE INVESTMENT IN THE SECURITIES OFFERED HEREBY.  THE DELIVERY OF THIS SUBSCRIPTION AGREEMENT AT ANY TIME DOES NOT IMPLY THE INFORMATION CONTAINED HEREIN OR IN THE SUMMARY IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

II.

AGREEMENTS AND UNDERSTANDINGS

I agree and understand as follows:

A.

Except as may be provided under state securities laws, this Subscription Agreement is irrevocable; provided, however, that the execution and delivery of this Subscription Agreement will not constitute an agreement between the Company and me until this Subscription Agreement is accepted by the Company.  I understand that the Company may request any other information, whether or not specifically called for in this Subscription Agreement, that it deems desirable in evaluating my subscription.  Furthermore, I understand that the Company has the right to reject my subscription with or without cause, for any or no reason.

B.

Although I realize that the Company will make a good faith effort to sell the Notes without undue delay, I understand that some time may pass after my execution and submission of this Subscription Agreement before any decision to accept or reject my subscription is made.  I understand that a delay in deciding whether to accept or reject my subscription, even if such delay involves not including my subscription in a given closing or in any closing, can in no way be interpreted as limiting the discretion of the Company to accept or reject my subscription.

C.

I will make such representations and warranties and furnish such additional information as to my investment experience and financial position as the Company may reasonably request, and if there should be any material change in the information set forth herein prior to the closing of the sale of Notes to me, I will immediately furnish such revised or corrected information to the Company.

D.

I understand that in the event that my Subscription Agreement is not accepted for whatever reason, my subscription funds will be returned to me without interest.

E.

I recognize that in accepting my subscription to purchase Notes, the Company will rely on the accuracy and completeness of my statements, representations and warranties set forth herein.  I hereby agree to defend, to indemnify and to hold harmless the Company and each of its officers, directors, principals, or agents from and against any and all loss, damage, liability or expense, including reasonable attorneys’ fees and costs, which they or any of them may incur or become liable for by reason of, or in any way connected with, any misrepresentation or omission of relevant information, whether negligent or intentional, made by me in this Subscription Agreement, any breach of my warranties or my failure to perform any of my covenants or agreements set forth in the Subscription Agreement, or arising out of any sale or distribution by me of any Shares in violation of the Securities Act, or any other applicable securities or “Blue Sky” laws.

F.

Legend on Note. I acknowledge that a legend to the following effect will appear upon the Note:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (“THE ACT”) OR ANY STATE SECURITIES LAW.  THE NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NEITHER SAID NOTE NOR ANY INTEREST THEREIN MAY BE TRANSFERRED, SOLD OR OFFERED FOR SALE UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT FOR THE NOTE AS SECURITIES UNDER THE ACT AND QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAW, (2) SUCH TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 UNDER THE ACT AND PURSUANT TO QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAW OR EXEMPTION THEREFROM, OR (3) THERE IS AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED AS TO SAID TRANSFER, SALE OR OFFER.

I agree promptly to deliver the Note to the Company if and when the Company, in its discretion, decides to recall the Note and reissue the same bearing a new or different legend or legends reflecting appropriately any requirements of the exemptions from the state and federal securities laws pursuant to which Note has been sold to me.

REPRESENTATIONS AND WARRANTIES

I represent and warrant to the Company that:

A.

I have received and reviewed the Disclosure Documents and have been given full access to information appropriate to my determination of whether to invest in the Company, and I am familiar with the terms and provisions thereof.  I have also reviewed the risk factors set forth herein and in the Disclosure Documents, which should be considered when determining whether to invest in the Notes.

B.

I have further had an opportunity to meet with principals of the Company and discuss issues relevant to my determination of whether to invest in the Notes.

C.

I have full legal capacity to enter into this Subscription Agreement and, if not an individual, have duly authorized the execution of this Subscription Agreement in accordance with my constitutive documents.

D.

I have carefully reviewed the merits and risks of, and other considerations relating to, investment in the Company.

E.

I have read and understood the notices set forth in Section I and I understand that the transfer of the Notes is subject to various restrictions; that, as the Notes have not been registered under the Securities Act, or under the securities laws of any state, the Notes cannot be sold unless they are registered under said Act and qualified under said state laws or are exempt from registration or qualification thereunder; that the Company will not record the sale or other transfer of any Notes without compliance with said securities laws; and that I must bear the economic risk of ownership of Notes for an indefinite period of time.  I shall not sell, assign, transfer or otherwise dispose of all or any part of my Notes or my interests therein except in compliance with applicable federal and state securities laws.  I further understand that the same restrictions and considerations will apply to the securities issuable upon conversion of the Note.

F.

I understand that my investment in the Company is not liquid.  I have adequate means of providing for my current needs and personal contingencies and I have no need for liquidity in this investment.

G.

Except for the Disclosure Documents and any other information that my advisors or I may have requested and received directly from the Company, neither my advisors nor I have been furnished any other offering material or literature upon which I have relied in connection with my determination of whether or not to purchase Notes.

H.

I have been advised that I and my advisors, if any, would have an opportunity to review all the pertinent facts, to ask questions, and to obtain any additional information, to the extent possessed or obtainable without unreasonable effort and expense, regarding the Company, its key employees, its business, the offering of the Notes, the risks of investment in the Company and any other matters relating to any of the above or anything set forth in the Summary, and any additional information necessary to verify the accuracy of any representation or information set forth in the Disclosure Documents.  The Company has supplied all material requested, if any, and has given complete and satisfactory answers to all inquiries, if any, that my advisors and I have put to it concerning the matters listed above.

I.

All financial and other data that I have supplied in this Subscription Agreement is true, accurate, and complete and fairly reflects my financial condition and investment experience to the best of my knowledge and belief.

J.

I have been advised to consult with my own attorney regarding legal matters concerning an investment in the Company and regarding tax and other financial consequences of investing in the Company.  I understand that the information provided to me by the Company in connection with my purchase of the Notes does not constitute legal, investment, tax or other advice.

K.

I am acquiring the Notes for my own account, as principal, for investment and not with a view to or for sale in connection with any distribution of such Notes or any interest therein.

L.

I understand and acknowledge that the Disclosure Documents contain certain statements of anticipated or expected financial results and certain projected financial statement information which constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act.  Such forward-looking statements are subject to various risks and uncertainties.  I understand and further acknowledge that those forward-looking statements depend on certain assumptions about the Company, its market, the competition it faces, and its revenue model, and I acknowledge that those assumptions may prove to be inaccurate and, as a result, the projected financial statement information and related information may not prove to be accurate statements of the actual financial results or the financial condition of the Company.   I have had an opportunity to discuss those projected financial statements, and the assumptions underlying such projected financial statements, with the Company’s management.

III.

FINANCIAL CONDITION AND EXPERIENCE OF ALL SUBSCRIBERS:

I further represent and warrant to the Company, as follows:

A.

I am an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act.  My qualification is based on the following (each “accredited investor” must initial the appropriate item or items):

_______ 1.

I had an individual income (exclusive of the income of my spouse) in excess of $200,000 for each of the two most recent years, or joint income with my spouse in excess of $300,000 in each of those years, and reasonably expect the same income level for the current year; or

_______ 2.

As of the date of this Subscription Agreement, I (either individually or with my spouse) have a net worth in excess of $1,000,000;  or

I am:

_______ 3.

An officer or director of the Company;

_______ 4.

A bank or savings and loan institution, whether acting in its individual or fiduciary capacity;

_______ 5.

An insurance company;

_______ 6.

An investment company registered under the Investment Company Act of 1940;

_______ 7.

A business development company as defined in the Investment Company Act of 1940;

_______ 8.

A private business development company as defined in the Investment Advisors Act of 1940;

_______ 9.

A Small Business Investment Company licensed by the U.S. Small Business Administration;

_______ 10.

An employee benefit plan within the meaning of Title I of the Employment Retirement Income Security Act of 1974 (ERISA), if the investment decision with respect to this investment is made by a plan fiduciary which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000;

_______ 11.

An employee benefit plan established and maintained by a state or state agency, if the plan has total assets in excess of $5,000,000;

_______ 12.

Any tax exempt organization as defined in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust or partnership not formed for specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

_______ 13.

An entity of which the owners are (a) institutional investors described in the foregoing subparagraphs (1)-(12), (b) “Individuals” who meet certain suitability standards1/, or (c) or a combination of both;

_______ 14.

A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities, whose purchase is directed by a person with knowledge and experience in financial matters, capable of evaluating the merits and risks of the prospective investment.

B.

_______

I am not an “accredited investor” (initial, if appropriate).

IV.

AUTHORITY AND FINANCIAL CONDITION OF ENTITY SUBSCRIBERS:

THE REQUESTED FINANCIAL INFORMATION SHOULD BE FURNISHED ONLY WITH RESPECT TO THE ENTITY SUBSCRIBER, AND NOT WITH RESPECT TO ANY OF THE OWNERS OF THE BENEFICIAL INTERESTS THEREIN, EXCEPT AS INDICATED.

GRANTOR TRUST SUBSCRIBERS: IF THE SUBSCRIBER IS A GRANTOR TRUST, THAT IS, A TRUST AMENDABLE AND REVOCABLE BY THE GRANTOR AT ANY TIME, PLEASE COMPLETE THIS SECTION V WITH RESPECT TO THE TRUST AND ITS ASSETS ALONE.  PLEASE ALSO COMPLETE SECTION IV WITH RESPECT TO THE GRANTOR INCLUDING THE ASSETS HELD IN THE TRUST.

A.

REPRESENTATIONS AND WARRANTIES

The Entity Subscriber represents and warrants to the Company as follows:

(1)

The Entity Subscriber has been duly formed and is validly existing in good standing under the laws of the state in which it was founded with full power and authority to enter into the transactions contemplated by this Subscription Agreement.

(2)

The execution of this Agreement has been duly and validly authorized, and, when delivered on behalf of the undersigned, will constitute a valid, binding and enforceable agreement and obligation of the Entity Subscriber.

(3)

The Entity Subscriber has not been formed, reformed or recapitalized for the specific purpose of purchasing Shares.

(4)

The Entity Subscriber acknowledges that all representations, warranties, agreements and notices set forth in Sections I - IV apply to the Entity Subscriber and acknowledges having read and understood them.  Where appropriate in the context, the words “I” and “me” have been read to mean the Entity Subscriber.

B.

FINANCIAL POSITION AND EXPERIENCE

Type of entity:  ___________________________________________________________

Date of Organization: ______________________________________________________

State of Organization: _____________________________________________________

Number of equity owners (partners, beneficiaries, etc.):  __________________________

If one or more of these equity owners owns individually or collectively more than fifty percent (50%) of the equity interest of the Subscriber and is (are) also purchasing Notes, please identify such equity owner(s):

______________________________________________________________________________

______________________________________________________________________________

The net worth of the Entity Subscriber, as set forth in greater detail on the financial statements submitted herewith (if the Company so requests) is:

$________________________

The Entity Subscriber’s principal activities are:

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

C.

INVESTMENT EVALUATION

Please certify the truth of the following statement by initialing where indicated:

The individuals authorizing this investment on behalf of Subscriber have such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Company.

_____________ (Initials)

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of the date indicated below.

__________________________________________

 (Print Name Here)

Accepted as of January 11, 2010

Simple Earth, Inc.

By _____________________________________________

Scott Lantz, CEO

Footnotes

1/  For purposes of paragraph (13) above, “Individuals” shall mean natural persons, each of whom:  (i) has a net worth individually, or jointly with his or her spouse, of more than $1,000,000; or (ii) has had individual annual gross income from all sources in excess of $200,000, or joint income with a spouse in excess of $300,000, in each of the two most recent years and a reasonable expectation of reaching the same income level in the current year;  or (iii) is an Officer or Director of the Company;  or (iv) is a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;  or (v) in most cases, may reasonably be deemed by the Company to have such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment.

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